SPECIAL TRUST AGREEMENT
                                 UNDER THE
                          NATIONSBANK PENSION PLAN

                      (as effective December 31, 1994)


     THIS SPECIAL TRUST AGREEMENT is made and entered into effective as of the 31st day of December, 1994, by and between NATIONSBANK CORPORATION, a

North Carolina corporation ("NationsBank"), and WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association (hereinafter referred to as the "Special Trustee").
                            Statement of Purpose

     NationsBank and certain of its subsidiaries sponsor The NationsBank Pension Plan (the "NationsBank Plan"). During 1994, NationsBank acquired RHNB Corporation and its subsidiary, Rock Hill National Bank. In connection with the consolidation of the RHNB employee benefits programs into the NationsBank employee benefits programs, the Rock Hill National Bank Pension Plan (the "RHNB Plan") is merging with and into the Plan effective as of the date hereof.

     A portion of the assets of the RHNB Plan have been invested in units of the Wachovia Bank Real Estate Fund, a common trust fund established and maintained by the Special Trustee (the "REF"). The Special Trustee is in the process of liquidating the REF, and it is anticipated that liquidating and other distributions will be made from time to time with respect to the units of the REF owned by the RHNB Plan.

     NationsBank desires to have the RHNB Plan's units in the REF held in a separate special trust under the NationsBank Plan (the "Special Trust") following the merger of the RHNB Plan into the NationsBank Plan and to provide that the Special Trustee (and not NationsBank of North Carolina, N.A., the Trustee of the primary Trust under the Plan) shall have fiduciary responsibility for the assets of the Special Trust. This Special Trust Agreement establishes and documents the Special Trust.

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     NOW, THEREFORE, the parties hereto hereby agree that a Special Trust for The NationsBank Pension Plan is established effective as of December 31, 1994, to consist of the following Articles I through VIII:

                                 ARTICLE I
                                  PURPOSE

     The terms and provisions of this Special Trust Agreement govern the Special Trust established effective December 31, 1994 under the Plan. The Special Trust is a part of the Plan and shall be maintained for the exclusive benefit of the Participants and their Beneficiaries, as provided in the Plan and this Special Trust Agreement, for the purpose of:

     (i) holding the assets of the Plan comprising the Plan's units in the REF;

    (ii) receiving assets in exchange for and liquidating and other distributions made with respect to the Plan's units in the REF; and

   (iii) transferring all such assets and liquidating and other distributions as soon as practicable after their receipt by the Special Trustee to NationsBank of North Carolina, N.A. to be held, administered and distributed in accordance with the terms of the primary Trust under the Plan.

It shall be impossible for any part of the assets of the Special Trust to be diverted to or used for purposes other than the exclusive benefit of the Participants or their Beneficiaries except as provided in the Plan or the Special Trust and permitted qualified plans and trusts under the Act and the Code.

                                 ARTICLE II
                                CONSTRUCTION

     SECTION 2.1.   GENERAL.
     (a) Construction. In the construction of this Special Trust Agree-ment, reference is made to the definitions, terms and provisions of The NationsBank Pension Plan, and the terms used in this Special Trust Agreement shall have the same meanings as given the terms in the Plan unless the context clearly indicates otherwise. Whenever used in this Special Trust Agreement, unless the context clearly indicates

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otherwise, the singular shall include the plural and the plural the singular.
The conjunction "or" shall include both the conjunctive and disjunctive, and the adjective "any" shall mean one or more or all. References to the masculine gender are for convenience of expression only and shall refer to the other genders as well. Article, section and paragraph headings have been inserted for convenience of reference only and are to be ignored in any construction of the provisions of this Special Trust Agreement. If any provision of this Special Trust Agreement, as amended from time to time, shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective.

     (b) Intent. It is the intent of the parties that the Plan shall at all times be a qualified plan under Section 401(a) of the Code and that the Special Trust shall at all times be exempt from taxation under Section 501(a) of the Code. This Special Trust Agreement shall be construed and interpreted to effectuate such intent.

     SECTION 2.2. APPLICABLE LAW. This Special Trust Agreement and the Special Trust herein provided for shall be construed, administered, regu-lated and governed in all respects under and by the laws of the United States to the extent applicable and, to the extent such laws are not applicable, by the laws of the State of North Carolina.

                                ARTICLE III
                           ASSETS AND INVESTMENTS

     SECTION 3.1. SPECIAL TRUST ASSETS. The assets of the Special Trust shall consist of all the Plan's units in the REF and all assets received in exchange for or liquidating and other distributions with respect to the Plan's units in the REF.

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     SECTION 3.2.   INVESTMENT OF ASSETS.

     (a) Primary Investment Purpose. The primary purpose of the Special Trust is to hold the Plan's units in the REF, and therefore all of the assets held under the Special Trust may be invested in the REF.

     (b) Other Investments. A portion of the Special Trust assets need not be invested in REF units. Such portion, however, shall consist only of assets received by the Special Trustee in exchange for or as liquidating and other distributions made with respect to the Plan's REF units and being held temporarily by the Special Trustee pending the transfer of such assets as soon as administratively practicable to NationsBank of North Carolina, N.A. The portion of the Special Trust assets not invested in REF units shall be (i) held in cash or cash equivalent or (ii) invested in short-term debt obligations selected with a view towards minimal fluctuations in principal value and otherwise on the basis of their income returns consistent with investment quality.



                                 ARTICLE IV
                             DUTIES AND POWERS

     SECTION 4.1.   DUTIES.

     (a) General. The Special Trustee's powers, duties and responsibilities shall be limited to the following:

          (i) to manage and control the assets of the Special Trust pursuant to the Plan and this Special Trust Agreement and to prepare and submit the financial information with respect to said assets (including the valuations thereof) agreed to between the Special Trustee and the Participating Employers or required to be furnished to the Committee, the Participating Employers, any Participant and Beneficiary or any regulatory authority under the Act; and

         (ii) to transfer all assets received in exchange for or distributions with respect to the Plan's REF units as soon as practicable after their receipt by the Special Trustee to NationsBank of North Carolina, N.A., to be held, administered and distributed in accordance with the terms of the primary Trust under the Plan.

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     (b)  Limitation.  Except to the extent provided in this Special Trust
Agreement or the Plan and as otherwise required by applicable law, the Special Trustee shall not be responsible for the administration of the Plan nor for the acts or omissions of any other fiduciary (or agent thereof) with respect to the Plan unless:

          (i) the Special Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach of trust;

         (ii) by the Special Trustee's breach of fiduciary duty in the administration of its specific responsibilities, the Special Trustee enables such other fiduciary to commit a breach of trust; or

        (iii) the Special Trustee has knowledge of a breach of trust by another fiduciary and fails to make reasonable efforts under the circumstances to remedy such breach of trust.

     SECTION 4.2. POWERS OF SPECIAL TRUSTEE. The Special Trustee, in addition to and not in modification of or limitation of all of the Special Trustee's common law and statutory authority, but subject to the provisions of Section 3.2 and 4.1 of this Special Trust Agreement with respect to the investments of the Special Trust, shall have all of the following powers with regard to all property which shall at any time and from time to time form a part of the assets of the Special Trust:

          (i) to collect the principal and income of the Special Trust as the same shall become due and payable and to give binding receipt therefor, and if at any time there shall be a default in the payment of such principal or income, or any part thereof, to take such action, whether by legal proceedings, compromise or otherwise, as the Special Trustee, in its discretion, shall deem to be in the best interest of the Special Trust; any property acquired by the Special Trustee under judicial sale, or otherwise, in the enforcement or compromise of any such claim or claims, shall be and become a part of the Special Trust and dealt with as such by the Special Trustee;

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         (ii)  to invest the Special Trust assets in the REF and to exercise all powers conferred upon the Special Trustee by the REF as to such investment;

        (iii) to keep such portion of the Special Trust in cash as the Special Trustee may, from time to time, deem to be in the best interest of the Special Trust, without liability for inter-est thereon;

         (iv) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (v) to settle and compromise any claims, debts or damages due or owing to or from the Special Trust, and to commence or defend suits or legal and administrative proceedings; and

         (vi) to employ suitable agents and counsel (who may be counsel for the Participating Employers), and to pay their reasonable compensation and expenses.

                                 ARTICLE V
                     VALUATION OF ASSETS AND ACCOUNTING

     SECTION 5.1. VALUATION OF ASSETS. The assets of the Special Trust shall be valued at least once during each Plan Year at the then existing fair market value, or in the absence of a readily ascertainable fair market value, at such values as the Special Trustee shall determine in accordance with methods consistently followed and uniformly applied. The Special Trustee shall be responsible for the valuations of the assets of the Special Trust hereunder.

     SECTION 5.2. ACCOUNTINGS. The Special Trustee, as soon as practicable after each Plan Year and after such other date(s) during the Plan Year as the Special Trustee and the Committee shall agree, shall cause a full account of the administration of the Special Trust hereunder during the accounting period then ended to be rendered to the Committee and shall furnish to the Committee such information as is necessary for the timely preparation of the statements, returns, reports and information required to be submitted, filed or distributed by the Committee within sufficient time to permit the Committee to cause to be prepared and distributed or filed such statements, returns, reports and information.

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                                 ARTICLE VI
                            AMENDMENT AND MERGER

     SECTION 6.1. RESERVATION OF RIGHT TO AMEND AND RESTRICTIONS THEREON. The Participating Employers reserve and shall have the right at any time, and from time to time to amend, modify or alter, in whole or in part, any of the terms and provisions of the Special Trust and this Special Trust Agreement, and any such amendment may be retroactive to the extent not prohibited by applicable law; provided, however, that no amendment shall authorize or permit any part of the Special Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries or shall have the effect of revesting in the Participating Employers any part of the assets of the Special Trust unless such amendment is permitted or required by laws governing qualified plans and such amendment does not affect the status of the Plan as a qualified plan under the Code or the status of the Special Trust as a tax-exempt trust under the Code.

     SECTION 6.2. AMENDMENT PROCEDURE. Any amendment to this Special Trust Agreement shall be effected by a written agreement between NationsBank Corporation, on behalf of the Participating Employers, and the Special Trustee, which amendment shall become a part of this Special Trust Agreement; provided, however, if the Special Trustee is unwilling or unable to execute such amendment, it may resign or be removed by the Compensation Committee.

     SECTION 6.3. MERGER OR CONSOLIDATION. The Plan and its trusts (including the Special Trust) shall not be merged or consolidated with any other plan and trust, nor shall the assets or liabilities of the Plan and trusts be transferred to any other plan and trust, unless the benefit which each Participant would receive immediately after such merger, consolidation or transfer if the Plan and trusts had then terminated is equal to or greater


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than the benefit such Participant would have been entitled to receive immediately before such merger, consolidation or transfer if the Plan and trusts had then terminated.

                                ARTICLE VII

             RESIGNATION, REMOVAL AND SUCCESSOR SPECIAL TRUSTEE
     SECTION 7.1.   RESIGNATION.  The Special Trustee may resign from the

Special Trust at any time by giving thirty (30) days advance written notice to the Compensation Committee. Upon such resignation becoming effective, the Special Trustee shall render to the Committee a full account of its administration of the Special Trust during the period following that covered by the last accounting, and shall perform all acts necessary to transfer and deliver the assets of the Special Trust and all information and data relating to such administration to its successor.

     SECTION 7.2. REMOVAL. The Compensation Committee may remove the Special Trustee at any time upon delivery of thirty (30) days prior written notice to the Special Trustee. In the event of such removal, the Special Trustee shall be under the same duties to account for and to transfer and deliver the assets of the Special Trust and all information and data relating to such administration to its successor.

     SECTION 7.3. SUCCESSOR. In the event of a vacancy in the trusteeship of the Special Trust occurring at any time, the Compensation Committee shall designate and appoint a qualified successor corporate Special Trustee of the Special Trust. Any such successor Special Trustee shall have all the rights and powers and all of the duties and responsibilities herein conferred upon the original Special Trustee. If a successor Special Trustee is not appointed within sixty (60) days after the Special Trustee gives notice of its resignation pursuant to Section 7.1, the Special Trustee may apply to any court of competent jurisdiction for appointment of a successor.

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                                ARTICLE VIII
                               MISCELLANEOUS

     SECTION 8.1. SPECIAL TRUSTEE'S COMPENSATION AND EXPENSES. The Special Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Special Trustee and NationsBank. In addition, the Special Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees, incurred by the Special Trustee in the administration of the Special Trust hereunder. The Special Trustee's compensation and expenses shall be a charge upon and paid out of the assets of the Plan (whether the assets of the Trust or the Special Trust) except to the extent, if any, that the Participating Employers in their discretion pay such compensation and expenses.

     SECTION 8.2. TAXES. The Special Trustee shall pay out of the Special Trust assets all taxes imposed or levied with respect to the Special Trust or any part thereof, under existing or future laws, and in its discretion may contest the validity or amount of any tax, assessment, claim or demand with respect to the Special Trust or any part thereof.

     SECTION 8.3. RECORDS. The Special Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating thereto shall be open to inspection by any person or persons designated by the Committee at any reasonable time.

     SECTION 8.4. ACCEPTANCE BY SPECIAL TRUSTEE. The Special Trustee, by joining in the execution of this Special Trust Agreement, signifies its acceptance of the Special Trust created hereunder.

     SECTION 8.5. AGREEMENT BINDING. This Agreement and all amendments hereafter adopted shall be binding upon the parties hereto, their successors and assigns, and upon the Participants and their Beneficiaries, heirs, executors, administrators, personal representatives and assigns.

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

     SECTION 8.6. GENERAL RESTRICTIONS. Neither the Special Trustee nor any fiduciary with respect to the Plan shall exercise any power, make any investment, engage in any act or transaction or take any other action whatever that shall cause or result in:

          (i) the Special Trust losing its status as a trust exempt from taxation under the Code;

         (ii)  the Plan losing its status as a qualified    plan under
     the Code; or

        (iii) a transaction which is prohibited the Special Trust under the Act.

     IN WITNESS WHEREOF, NationsBank Corporation, on behalf of the Participating Employers, and the Special Trustee have executed this Special Trust Agreement as of the day and year first above written.

                              NATIONSBANK CORPORATION



                              By:  /s/ Susan B. Waldkirch
                                 Name:  Susan B. Waldkirch
                                 Title:  Vice President


                              WACHOVIA BANK OF NORTH CAROLINA, N.A.


                              By:  /s/ Lisa P. Trivette
                                 Name:  Lisa P. Trivette
                                 Title:  Vice President

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                         SPECIAL TRUST AGREEMENT
                                 UNDER THE
                          NATIONSBANK PENSION PLAN

                      (as effective December 31, 1994)

                             TABLE OF CONTENTS


ARTICLE I      PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II     CONSTRUCTION   . . . . . . . . . . . . . . . . . . . . .   2

     SECTION 2.1.   GENERAL . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 2.2.   APPLICABLE LAW  . . . . . . . . . . . . . . . . . .   3

ARTICLE III    ASSETS AND INVESTMENTS   . . . . . . . . . . . . . . . .   3

     SECTION 3.1.   SPECIAL TRUST ASSETS  . . . . . . . . . . . . . . .   3
     SECTION 3.2.   INVESTMENT OF ASSETS  . . . . . . . . . . . . . . .   4

ARTICLE IV     DUTIES AND POWERS  . . . . . . . . . . . . . . . . . . .   4

     SECTION 4.1.   DUTIES  . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 4.2.   POWERS OF SPECIAL TRUSTEE . . . . . . . . . . . . .   5

ARTICLE V      VALUATION OF ASSETS AND ACCOUNTING   . . . . . . . . . .   6

     SECTION 5.1.   VALUATION OF ASSETS . . . . . . . . . . . . . . . .   6
     SECTION 5.2.   ACCOUNTINGS . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI     AMENDMENT AND MERGER   . . . . . . . . . . . . . . . . .   7

     SECTION 6.1.   RESERVATION OF RIGHT TO AMEND AND
                    RESTRICTIONS THEREON  . . . . . . . . . . . . . . .   7
     SECTION 6.2.   AMENDMENT PROCEDURE   . . . . . . . . . . . . . . .   7
     SECTION 6.3.   MERGER OR CONSOLIDATION   . . . . . . . . . . . . .   7

ARTICLE VII    RESIGNATION, REMOVAL AND SUCCESSOR SPECIAL
               TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . .   8

     SECTION 7.1.   RESIGNATION   . . . . . . . . . . . . . . . . . . .   8
     SECTION 7.2.   REMOVAL   . . . . . . . . . . . . . . . . . . . . .   8
     SECTION 7.3.   SUCCESSOR   . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VIII   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .   9

     SECTION 8.1.   SPECIAL TRUSTEE'S COMPENSATION AND
                    EXPENSES  . . . . . . . . . . . . . . . . . . . . .   9
     SECTION 8.2.   TAXES   . . . . . . . . . . . . . . . . . . . . . .   9
     SECTION 8.3.   RECORDS   . . . . . . . . . . . . . . . . . . . . .   9
     SECTION 8.4.   ACCEPTANCE BY SPECIAL TRUSTEE   . . . . . . . . . .   9
     SECTION 8.5.   AGREEMENT BINDING   . . . . . . . . . . . . . . . .   9
     SECTION 8.6.   GENERAL RESTRICTIONS  . . . . . . . . . . . . . . .  10
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